                                                                    Exhibit 20.3

                                LOCK-UP AGREEMENT



         This LOCK-UP AGREEMENT, dated as of March 20, 2003 (this "Agreement"), by and between Algiers Resources, Inc., a Delaware corporation ("Algiers"), and James A. Prestiano (the "Stockholder").

                              W I T N E S S E T H:


         WHEREAS, Algiers, Algiers Merger Co., a Delaware corporation and a wholly-owned subsidiary of Algiers ("Algiers Merger Co.") and Command International Acquisition Corp., a Delaware corporation ("Command"), have entered into an Agreement and Plan of Merger, dated as of March 20, 2003 (the "Merger Agreement"), whereby Command will merge with and into Algiers Merger Co., with Algiers Merger Co. continuing as the surviving corporation and changing its name to Command International Corporation, on the terms and subject to the conditions set forth in the Merger Agreement (the "Merger"); and

         WHEREAS, the Stockholder is the holder of shares of common stock of Algiers; and

         WHEREAS, pursuant to the Merger Agreement, each outstanding share of common stock of Command will, at the Effective Time, be converted into one share of common stock, par value $0.001 per share, of Algiers ("Algiers Common Stock") in accordance with the Merger Agreement; and

         WHEREAS, it is a condition to the Merger Agreement that the Stockholder enter into this Agreement with Algiers.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:

              1. Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

                 (a) "Shares" shall mean and include all shares of Algiers Common Stock or any securities convertible into or exercisable or exchangeable for Algiers Common Stock held by the Stockholder as of the date hereof (including, without limitation, shares of Algiers Common Stock or securities convertible into or exercisable or exchangeable for Algiers Common Stock which may be deemed to be beneficially owned by the Stockholder in accordance with the rules and regulations of the Securities and Exchange Commission), and all other securities of Algiers Common Stock which may be issued in exchange for or in respect thereof (whether by way of stock split, stock dividend, conversion, combination, reclassification, reorganization, merger or any other means).

                 (b) Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

              2. Prohibited Transfers.

                 (a) The Stockholder shall not, during any month, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of more than ten percent (10%) of the Shares held by the Stockholder at the beginning of such month during the Term, as defined in Section 3 hereof. The term "dispose" includes, but is not limited to, the act of selling, assigning, transferring, pledging, hypothecating, encumbering, mortgaging, giving and any other form of disposing or conveying, whether voluntary or by operation of law. Any Algiers Common Stock acquired by Stockholder in the open market after the date hereof will not be Lock-Up Shares (as defined below) and will not be subject to the provisions of this Section 2.

         For purposes of this Agreement, Lock-Up Shares shall mean the Shares not disposed of by the Stockholder during any month which exceeds more than ten percent (10%) of the shares held by the Stockholder during such month during the Term, as defined in Section 3 hereof. For so long as this Agreement is in effect, all Lock-Up Shares shall be subject to the prohibitions on transfer contained in this Section 2.

                 (b) Notwithstanding the foregoing, the Stockholder may transfer all or any of his Shares (i) by way of gift to any member of the Stockholder's family or to any trust for the benefit of any such family member or the Stockholder, provided that any such transferee shall agree in writing with Algiers, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder, or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder, or (iii) if such Stockholder is a corporation, trust, partnership, limited liability company or similar entity, to its stockholders, beneficiaries, partners or members, as the case may be, provided that any such transferee shall agree in writing with Algiers, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

                 (c) No transfer of Shares otherwise permitted by this Agreement may be made unless such transfer is within the limitations of and in compliance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") to the extent the Stockholder is an affiliate, unless the transfer of the Shares has been registered under the Securities Act.

                 (d) Any transfer or other disposition of Shares in violation of the restrictions on transfer contained herein shall be null and void and shall not entitle the Stockholder or any proposed transferee or other person to have any Shares transferred upon the books of Algiers.

              3. Term of Agreement. This Agreement shall expire one hundred eighty (180) days following the Effective Date of the Merger (the "Term").

              4. Rights as Stockholder. It is understood that the Stockholder has the right to vote all of the Shares held by him and that he shall be entitled to all dividends or distributions made by Algiers arising in respect of the Shares, in cash, stock or other property, including warrants, options or other rights.

              5. Specific Enforcement. The parties hereby acknowledge and agree that they may be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, any other party shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

              6. Legend. All certificates evidencing any of the Shares subject to this Agreement shall also bear a legend substantially as follows during the term of this Agreement:

                 "Until 180 days following the Effective Date of the Merger, the shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Lock-Up Agreement, dated as of March 20, 2003, as it may be amended from time to time, a copy of which the corporation will furnish to the holder of this certificate upon request and without charge."

Algiers may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of the Term.

              7. Governing Law; Successors and Assigns. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of laws provisions and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

              8. Notices. All notices and other communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, or by express overnight courier service, or by electronic facsimile transmission (with a copy sent by first class mail, postage prepaid), or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

                  If to Algiers:           Algiers Resources, Inc.
                                           317 Madison Avenue, Suite 2310
                                           New York, New York 10017
                                           Attention:  President
                                           Facsimile: (212) 949-6241

                  If to Stockholder:       James A. Prestiano
                                           317 Madison Avenue, Suite 2310
                                           New York, New York 10017
                                           Facsimile: (212) 949-6241

              10. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by an agreement signed by the parties hereto.

              11. Assignment. Subject to Section 2(b), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Stockholder without the prior written consent of Algiers; provided that Algiers may assign its rights and obligations to any affiliate, but no such assignment shall relieve such Algiers of its obligations hereunder.

              12. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

              14. Counterparts. This Agreement may be executed in two or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                       Algiers Resources, Inc.


                                       By: /s/ James A. Prestiano
                                          ------------------------------------
                                            James A. Prestiano, President



                                       /s/ James A. Prestiano
                                       -------------------------------------
                                       James A. Prestiano